SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                            MAXX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


             Utah                                         87-0284871
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                  c/o Solomon Broadcasting International, Inc.
                 130 S. El Camino Drive, Beverly Hills, CA   90212
                 (Address of principal executive offices) (Zip Code)


                                 NOT APPLICABLE
                            (Full title of the plan)


             Adley Samson, 99 Woodbury Road, Hicksville, N.Y. 11801
                     (Name and address of agent for service)


                                 (516) 827-5500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                              Proposed             Proposed
                                                              maximum              maximum
   Title of each class of           Amount of shares     offering price per        aggregate             Amount of
securities to be registered        to be registered (1)       share (2)         offering price       registration fee (3)
---------------------------        --------------------       ---------         --------------       --------------------
Common Stock, $0.01
par value per share                     2,050,000              $1.00              $2,050,000              $541.20
-------------------------------------------------------------------------------------------------------------------------
          Total                         2,050,000              $1.00              $2,050,000              $541.20
                                        =========              =====              ==========              =======

(1) Includes 1,950,000 shares of Common Stock reserved for issuance upon exercise of options granted to Consultants and Advisors, pursuant to the terms of their respective agreements.

(2) Maximum offering price of $1.00 per share reflects the average of the bid and asked price of the Company's Common Stock as of August 24, 2000.

(3) Calculated pursuant to Rule 457(c) based on the average of the bid and asked price of the Company's Common Stock as of August 24, 2000.

================================================================================

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents, previously filed by Maxx International, Inc. ("Maxx" or the "Registrant") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

     (1) The Registrant's latest annual report on Form 10-KSB for the year ended December 31, 1999;

     (2) The Registrant's Quarterly Reports on Form 10-QSB for the three month period ended March 31, 2000;

     (3) The Registrant's Quarterly Report on Form 10-QSB for the three month period ended June 30, 2000;

     (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for the period since December 31, 1999;

     (5) The description of the Registrant's Common Stock under the heading "ITEM 11. DESCRIPTION OF SECURITIES" contained in the registration statement of the Registrant on Form 10-SB (File No. 000-26971), and all amendments or reports filed for the purpose of updating such description.

     All other reports and other documents  filed by the Registrant  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the termination of this offering shall be incorporated by reference into this Registration Statement and shall be deemed to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

     Not applicable to this Registration Statement.

Item 5. Interest of Named Experts and Counsel.

     An opinion on the legality of the shares which are the subject of this Registration Statement is given by Beckman, Millman & Sanders, LLP, 116 John Street, New York, New York, 10038. As of August 25, 2000, attorneys, and family members of attorneys, in the law firm of Beckman, Millman & Sanders, LLP, owned an aggregate of 222,000 shares of the Registrant's Common Stock.


Item 6. Indemnification of Directors and Officers.

     The Registrant's by-laws provide that the Registrant shall indemnify to the full extent of its power to do so under Utah law, all directors and officers of the Registrant for any liability including costs of defense reasonably incurred in connection with any action, suit, or proceeding to which such person may be a party by reason of such person's position with the Registrant, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation. Consequently, the Registrant intends to indemnify its officers and directors to the full extent permitted by the statute noted above.

     Section 16-10a-902 of the Utah Code Annotated provides in relevant part as follows: (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. (4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.
(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 16-10a-903 of the Utah Code Annotated provides in relevant part as follows: Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful. Section 16-10a-907 of the Utah Code Annotated provides in relevant part as follows:
Unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation is entitled to mandatory indemnification under
Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and
(3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.


     Currently, there is no pending litigation or proceeding involving a director, executive officer, employee, or other agent of the Registrant where indemnification is sought. The Registrant is not aware of any threatened litigation that may result in indemnification claims by any director, executive officer, employee, or other agent.

     Any future transactions between the Registrant and its executive officers, directors and affiliates will be on terms no less favorable to the Registrant than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the Registrant's disinterested directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7. Exemption from Registration Claimed.

     Not applicable to this Registration Statement.


Item 8. Exhibits.

     See Index to Exhibits.


Item 9. Undertakings.

     A.   The Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; and

     (2) that for the purpose of determining any liability under the Act each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 25th day of August, 2000.


                                          MAXX INTERNATIONAL, INC.


                                          By: /s/ Adley Samson
                                             ------------------------------
                                                Adley Samson, C.F.O.

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS

     Each person whose signature appears below constitutes and appoints Adley Samson, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


    SIGNATURE                             TITLE                        DATE
    ---------                             -----                        ----

/s/ Michael Solomon           Director; Chairman of the Board    August 25, 2000
------------------------
Michael Solomon

/s/ Tammy Gehring                        Director                August 25, 2000
------------------------
Tammy Gehring

/s/ Joseph Congiusti                     Director                August 25, 2000
------------------------
Joseph Congiusti

                                  EXHIBIT INDEX


EXHIBIT                                      DESCRIPTION
-------                                      -----------

 5.0                   Opinion Re: Legality, of Beckman, Millman & Sanders LLP
                                        dated August 25, 2000

10.0 Advisory and Finders Agreement by and between Howard Fein, Sam Azus and Maxx International, Inc., dated July 1, 2000

10.1                     Consulting Agreement by and between Walter Doyle and
                             Maxx International, Inc., dated July 6, 2000

10.2                      Consulting Agreement by and between James Dean and
                            Maxx International, Inc., dated August 8, 2000

10.3                        Letter Agreement with Maxx International, Inc.
                           from Steven A. Sanders and Laurence D. Paredes,
                                       dated August 25, 2000

23.0                             Consent of Sellers & Associates LLP

24.0                  Power of Attorney (included on the Signature Page hereof)